Exhibit 99.1

Masimo Enters Noninvasive Multigas Monitoring, including Capnography, with Acquisition of PHASEIN

Irvine, California – August 1, 2012 – Masimo (NASDAQ: MASI), the inventor of rainbow® Pulse CO-Oximetry™, and SET® Measure-Through Motion and Low Perfusion pulse oximetry, today announced it has acquired PHASEIN AB (Stockholm, Sweden), a developer and manufacturer of ultra-compact mainstream and sidestream capnography, multigas analyzers, and handheld capnometry solutions.

The acquisition of PHASEIN’s multigas technologies complements Masimo’s breakthrough innovations for patient monitoring with a portfolio of products ranging from OEM solutions for external “plug-in-and-measure” gas analyzers and integrated modules to handheld devices. With multiple measurements delivered through either mainstream or sidestream options, Masimo customers can now benefit from CO2, N2O, O2, and anesthetic agent monitoring in many hospital environments, such as operating rooms, procedural sedations and intensive care units.

Joe Kiani, Masimo CEO and Chairman of the Board, stated, “We are confident that the best technology always wins if clinicians are given the choice. PHASEIN has developed leading-edge infrared multispectral technologies for measuring respiratory gases. In our assessment, PHASEIN has the most accurate gas measurements, the widest array of measurements, and the technology most suited for easy and flexible integration in both Masimo and OEM products. PHASEIN’s impressive list of OEM customers and innovative technology portfolio for monitoring CO2, N2O, O2, and anesthetic agents is a perfect addition to Masimo’s mission to take noninvasive patient monitoring to new sites and applications. We see multigas measurements as a half-billion dollar global market opportunity and are proud to welcome the PHASEIN team to the Masimo team.”

PHASEIN CEO Robert Zyzanski will remain the CEO of the company. “Masimo’s pursuit of innovation for the betterment of patient care is bar none. The opportunity to become part of Masimo is yet another validation of our advanced capnography and gas monitoring technologies,” Zyzanski said. “We look forward to continuing to develop industry-leading solutions with our new colleagues, as we strive to leverage the synergies of our complementary technologies to improve patient outcomes and reduce the cost of care worldwide.”

Masimo paid approximately $30.4 million in cash to purchase PHASEIN. No other terms were disclosed. The estimated impact of the acquisition on Masimo’s 2012 financial results will be included in the company’s second quarter earnings announcement, set for release after the market close today.

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About Masimo

Masimo (NASDAQ: MASI) is the global leader in innovative noninvasive monitoring technologies that significantly improve patient care—helping solve “unsolvable” problems. In 1995, the company debuted Measure-Through Motion and Low Perfusion pulse oximetry, known as Masimo SET®, which virtually eliminated false alarms and increased pulse oximetry’s ability to detect life-threatening events. More than 100 independent and objective studies demonstrate Masimo SET provides the most reliable SpO2 and pulse rate measurements even under the most challenging clinical conditions, including patient motion and low peripheral perfusion. In 2005, Masimo introduced rainbow SET® Pulse CO-Oximetry™ technology, allowing noninvasive and continuous monitoring of blood constituents that previously required invasive procedures, including total hemoglobin (SpHb®), oxygen content (SpOC™), carboxyhemoglobin (SpCO®), methemoglobin (SpMet®), and Pleth Variability Index (PVI®), in addition to SpO2, pulse rate, and perfusion index (PI). In 2008, Masimo introduced Patient SafetyNet™, a remote monitoring and wireless clinician notification system designed to help hospitals avoid preventable deaths and injuries associated with failure to rescue events. In 2009, Masimo introduced rainbow Acoustic Monitoring™, the first-ever noninvasive and continuous monitoring of acoustic respiration rate (RRa™). Masimo’s rainbow SET technology platform offers a breakthrough in patient safety by helping clinicians detect life-threatening conditions and helping guide treatment options. In 2010, Masimo acquired SEDLine®, a pioneer in the development of innovative brain function monitoring technology and devices. Masimo SET and Masimo rainbow SET technologies can also be found in over 100 multiparameter patient monitors from over 50 medical device manufacturers around the world. Founded in 1989, Masimo has the mission of “Improving Patient Outcome and Reducing Cost of Care. by Taking Noninvasive Monitoring to New Sites and Applications®.” Additional information about Masimo and its products may be found at www.masimo.com.

Forward-Looking Statements

This press release includes forward-looking statements as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, in connection with the Private Securities Litigation Reform Act of 1995, including the opportunities Masimo expects from the acquisition; the planned integration of PHASEIN’s technologies with Masimo’s technologies; the prospective benefits of the acquisition to Masimo’s customers; expectations regarding our ability to design and deliver innovative new noninvasive technologies; and demand for our technologies . These forward-looking statements are based on current expectations about future events affecting us and are subject to risks and uncertainties, all of which are difficult to predict and many of which are beyond our control and could cause our actual results to differ materially and adversely from those expressed in our forward-looking statements as a result of various risk factors, including, but not limited to: risks related to: the successful integration of PHASEIN and Masimo personnel and technologies; our dependence on Masimo SET and Masimo rainbow SET products and technologies for substantially all of our revenue; any failure in protecting our intellectual property exposure to competitors’ assertions of intellectual property claims; the highly competitive nature of the markets in which we sell our products and technologies; any failure to continue developing innovative products and technologies; the lack of acceptance of any of our current or future products and technologies; obtaining regulatory approval of our current and future products and technologies; the risk that the implementation of our international realignment will not continue to produce anticipated operational and financial benefits, including a continued lower effective tax rate; the loss of our customers; the failure to retain and recruit senior management; product liability claims exposure; a failure to obtain expected returns from the amount of intangible assets we have recorded; the maintenance of our brand; the impact of the decline in the worldwide credit markets on us and our customers; the amount and type of equity awards that we may grant to employees and service providers in the future, as well as other factors discussed in the “Risk Factors” section of our most recent reports filed with the Securities and Exchange Commission (“SEC”), which may be obtained for free at the SEC’s website at www.sec.gov. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of today’s date. We do not undertake any obligation to update, amend or clarify these statements or the “Risk Factors” contained in our most recent reports filed with the SEC, whether as a result of new information, future events or otherwise, except as may be required under the applicable securities laws.

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Media Contact:

Mike Drummond

Masimo Corporation

Phone: (949) 297-7434

Email: mdrummond@masimo.com

Masimo, SET, Signal Extraction Technology, Improving Patient Outcome and Reducing Cost of Care… by Taking Noninvasive Monitoring to New Sites and Applications, rainbow, SpHb, SpOC, SpCO, SpMet, PVI, rainbow Acoustic Monitoring, RRa, Radical-7, Rad-87, Rad-57,Rad-8, Rad-5,Pulse CO-Oximetry, Pulse CO-Oximeter, Adaptive Threshold Alarm, and SEDLine are trademarks or registered trademarks of Masimo Corporation. The use of the trademarks Patient SafetyNet and PSN are under license from University HealthSystem Consortium.